SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to $3 Billion Senior Unsecured Revolving Credit Facility

On May 25, 2017, Newmont Mining Corporation, a Delaware corporation (the “Company”) entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) to its existing Credit Agreement (the “Credit Agreement”), dated as of May 20, 2011 (as amended by the First Amendment dated as of May 15, 2012, the Second Amendment dated as of March 31, 2014 and the Third Amendment dated as of March 3, 2015), among the Company as borrower, the lenders party thereto and JPMorgan Chase Bank. N.A., as administrative agent.

The Amendment and Restatement Agreement restates the Credit Agreement to, among other changes, extend the maturity date of the Credit Agreement from May 3, 2020 to May 25, 2022. In connection with the Amendment and Restatement Agreement, lenders that agreed to extend their commitments and replacement lenders received customary fees corresponding to their respective commitments under the Credit Agreement, as amended.

The representations and warranties, covenants, including a financial covenant requiring that the ratio of Total Indebtedness to Total Capitalization (as such terms are defined in the Credit Agreement) not exceed 0.625 to 1.000, and events of default under the Credit Agreement, as amended, are substantially consistent with those in the existing Credit Agreement.

The foregoing description of the Amendment and Restatement Agreement and amended Credit Agreement is qualified in its entirety by reference to the complete text of the Amendment and Restatement Agreement and the amended Credit Agreement, which are filed herewith as Exhibit 10.1 and incorporated by reference herein.

In addition, and consistent with the existing Credit Agreement, under the Credit Agreement, as amended, the Company’s obligations under the Credit Agreement are unconditionally guaranteed by the Company’s subsidiary, Newmont USA Limited, a Delaware corporation (“Newmont USA”), as provided in the Credit Agreement, as amended. Newmont USA may be released from such obligations as a guarantor under the Credit Agreement, as amended, in the future upon satisfaction of certain conditions set forth in the Credit Agreement, as amended, and the related guarantee by Newmont USA, including if Newmont USA ceases to guarantee the Company’s material indebtedness.

In connection with the Amendment and Restatement Agreement, the Company’s subsidiary, Newmont USA, reaffirmed its guarantee under the Credit Agreement, as amended. The Reaffirmation Agreement, dated May 25, 2017, is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Many of the lenders under the Credit Agreement, as amended, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	EXHIBITS.

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of May 25, 2017, restating the Credit Agreement, dated as of May 20, 2011 (as amended by the First Amendment dated as of May 15, 2012, the Second Amendment dated as of March 31, 2014 and the Third Amendment dated as of March 3, 2015), by and among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Reaffirmation Agreement, dated May 25, 2017, by Newmont USA Limited and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: May 26, 2017

EXHIBITS

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of May 25, 2017, restating the Credit Agreement, dated as of May 20, 2011 (as amended by the First Amendment dated as of May 15, 2012, the Second Amendment dated as of March 31, 2014 and the Third Amendment dated as of March 3, 2015), by and among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Reaffirmation Agreement, dated May 25, 2017, by Newmont USA Limited and JPMorgan Chase Bank, N.A., as Administrative Agent.